Exhibit 99.1

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

949-614-5879

Lantronix Reports Third Quarter Fiscal Year 2013 Financial Results

Irvine, Calif., May 2, 2013 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a leading global provider of smart M2M (machine-to-machine) connectivity solutions, today reported results for its third fiscal quarter ended March 31, 2013.

Financial Highlights

▪	Net revenue of $12.2 million

▪	Gross profit as a percentage of net revenue of 46.2%

▪	GAAP net loss of $(801,000), or ($0.05) per share

▪	Non-GAAP net loss of $(388,000), or ($0.03) per share

Operational Highlights

▪	In January 2013, the Company entered into an agreement with Arrow Electronics, Inc. (NYSE: ARW), to extend Arrow’s product sales programs, product delivery and distribution services.

▪	In February 2013, the Company announced a distribution agreement with Berkshire Hathaway-owned Mouser Electronics to expand availability of Lantronix external and embedded device enablement solutions from the Americas to worldwide.

Product Highlights

▪	In January 2013, the Company’s award-winning Lantronix xPrintServer® was showcased at Digital Experience in Las Vegas and MacWorld in San Francisco.

▪	In February 2013, Lantronix announced that for the second year in a row, an xPrintServer® product received the MacObserver Editors’ Choice Award.

▪	In February 2013, at the Embedded World conference in Nuremberg, Germany, the Company announced the introduction of the xPico™ Wi-Fi, a new wireless embedded connectivity solution. With a footprint of just under 4 cm2, the small module features a full IP stack, both client and access point functionality, advanced security features, and can operate in industrial environments. The Embedded World conference is the world’s largest global embedded technology conference.

▪	In March 2013, Lantronix launched and began shipping the newest addition to its external analog sensor networking product family, the xSenso™ Controller. Designed specifically for use in rugged and harsh environments, the xSenso Controller’s analog and relay outputs provide the ability to take action by controlling industrial processes and equipment based on sensor readings and predefined thresholds to solve real-time problems.

“During the third quarter of fiscal 2013, Lantronix continued to make progress on its strategic plan by further expanding the Company’s worldwide distribution and sales channels, introducing new products, and increasing awareness of our solutions in the marketplace through our enhanced marketing efforts,” said Lantronix CEO Kurt Busch. “These actions resulted in Lantronix achieving continued growth in new product revenues.”

Financial Results for the Third Quarter of Fiscal 2013 Ended March 31, 2013

Net revenue was $12.2 million for the third quarter of fiscal 2013, an increase of $30,000, compared to $12.1 million for the third quarter of fiscal 2012 and flat with the second quarter of fiscal 2013.

Gross profit as a percentage of net revenue was 46.2% for the third quarter of fiscal 2013, compared to 48.8% for the third quarter of fiscal 2012 and 49.6% for the second quarter of fiscal 2013. The decline in gross profit as a percentage of net revenue was primarily due to increased manufacturing costs.

Operating expenses were $6.4 million for the third quarter of fiscal 2013 compared to $5.9 million for the third quarter of fiscal 2012 and $6.4 million for the second quarter of fiscal 2013. The year-over-year change in operating expenses was primarily due to an increase in planned marketing activities to drive new product sales growth and brand awareness.

GAAP net loss for the third quarter of fiscal 2013 was ($801,000), or ($0.05) per share, compared to a GAAP net loss of ($41,000), or ($0.00) per share, for the third quarter of fiscal 2012 and a GAAP net loss of ($412,000), or ($0.03) per share, for the second quarter of fiscal 2013.

Non-GAAP net loss for the third quarter of fiscal 2013 was ($388,000), or ($0.03) per share compared to non-GAAP net income of $471,000 or $0.04 per share for the third quarter of fiscal 2012 and non-GAAP net income of $70,000, or $0.00 per share, for the second quarter of fiscal 2013.

Cash and cash equivalents as of March 31, 2013 were $7.2 million, compared to $11.4 million as of June 30, 2012. The decrease in cash was primarily due to an increase in inventory from $6.0 million as of June 30, 2012 to $9.2 million as of March 31, 2013 to support buffer stock and new product launches. In addition, cash was used to make scheduled payments on our existing term loan and invest in capital assets to support product development and manufacturing.

Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its third quarter fiscal year 2013 financial results. Those wishing to participate in the live call should dial 866-318-8620 (international dial-in 617-399-5139) using the passcode 11408138.  A telephone replay of the call will be available through May 9, 2013 by dialing (888) 286-8010 (international dial-in 617-801-6888) and entering passcode 39420444.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix’ products have applications in every industry, including medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage. The Company's headquarters are located in Irvine, California.

For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP operating expenses consist of operating expenses excluding (i) share-based compensation and related payroll taxes (ii) depreciation and amortization, and (iii) restructuring charges.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our Annual Report on Form 10-K for the year ended June 30, 2012 and subsequent Reports on Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

© 2013 Lantronix, Inc. Lantronix and xPrintServer are registered trademarks, and xPico and xSenso are trademarks of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders. Specifications subject to change without notice. All rights reserved.

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$7,154	$11,374
Accounts receivable, net	2,808	2,674
Contract manufacturers' receivable	529	622
Inventories, net	9,177	5,955
Prepaid expenses and other current assets	437	549
Deferred tax assets	657	657
Total current assets	20,762	21,831

Property and equipment, net	1,751	1,605
Goodwill	9,488	9,488
Other assets	81	87
Total assets	$32,082	$33,011

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,355	$3,563
Accrued payroll and related expenses	1,580	2,100
Warranty reserve	226	232
Short-term debt	333	667
Other current liabilities	3,720	3,342
Total current liabilities	10,214	9,904
Non-current liabilities:
Long-term liabilities	270	303
Long-term capital lease obligations	66	48
Long-term debt	–	167
Deferred tax liabilities	657	657
Total non-current liabilities	993	1,175
Total liabilities	11,207	11,079

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	203,663	203,049
Accumulated deficit	(183,160)	(181,517)
Accumulated other comprehensive income	371	399
Total stockholders' equity	20,875	21,932
Total liabilities and stockholders' equity	$32,082	$33,011

LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2013	2012	2012	2013	2012
Net revenue (1)	$12,164	$12,162	$12,134	$35,528	$33,770
Cost of revenue	6,547	6,130	6,215	18,407	17,508
Gross profit	5,617	6,032	5,919	17,121	16,262
Operating expenses:
Selling, general and administrative	4,685	4,719	4,087	13,672	13,492
Research and development	1,717	1,665	1,775	4,991	5,116
Restructuring charges	–	–	17	–	286
Amortization of purchased intangible assets	–	–	18	–	54
Total operating expenses	6,402	6,384	5,897	18,663	18,948
Income (loss) from operations	(785)	(352)	22	(1,542)	(2,686)
Interest expense, net	(14)	(16)	(26)	(45)	(76)
Other income (expense), net	10	(23)	(13)	(8)	(50)
Loss before income taxes	(789)	(391)	(17)	(1,595)	(2,812)
Provision for income taxes	12	21	24	48	50
Net loss	$(801)	$(412)	$(41)	$(1,643)	$(2,862)
Net loss per share (basic and diluted)	$(0.05)	$(0.03)	$(0.00)	$(0.11)	$(0.27)
Weighted-average common shares (basic and diluted)	14,580	14,578	10,585	14,572	10,576
Net revenue from related parties	$221	$381	$238	$894	$649

(1)  Includes net revenue from related parties

LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2013	2012	2012	2013	2012

GAAP net loss	$(801)	$(412)	$(41)	$(1,643)	$(2,862)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	12	10	6	33	28
Depreciation and amortization	91	103	113	293	307
Total adjustments to cost of revenue	103	113	119	326	335
Selling, general and adminstrative:
Costs associated with the investigation	–	–	–	–	108
Consulting fees for former CEO and CFO	–	–	–	–	153
Share-based compensation	138	141	123	425	317
Employer portion of withholding taxes on stock grants	–	–	–	1	2
Depreciation and amortization	100	110	105	326	353
Total adjustments to selling, general and administrative	238	251	228	752	933
Research and development:
Share-based compensation	53	55	61	182	198
Employer portion of withholding taxes on stock grants	–	–	–	2	3
Depreciation and amortization	3	3	6	10	22
Total adjustments to research and development	56	58	67	194	223
Restructuring charges	–	–	17	–	286
Amortization of purchased intangible assets	–	–	18	–	54
Total non-GAAP adjustments to operating expenses	294	309	330	946	1,496
Interest expense, net	14	16	26	45	76
Other income (expense), net	(10)	23	13	8	50
Provision for income taxes	12	21	24	48	50
Total non-GAAP adjustments	413	482	512	1,373	2,007
Non-GAAP net income (loss)	$(388)	$70	$471	$(270)	$(855)

Non-GAAP net income (loss) per share (diluted)	$(0.03)	$0.00	$0.04	$(0.02)	$(0.08)

Denominator for GAAP net income (loss) per share (diluted)	14,580	14,578	10,585	14,572	10,576
Non-GAAP adjustment	–	50	361	–	–
Denominator for non-GAAP net income (loss) per share (diluted)	14,580	14,628	10,946	14,572	10,576

GAAP operating expenses	$6,402	$6,384	$5,897	$18,663	$18,948
Non-GAAP adjustments to operating expenses	(294)	(309)	(330)	(946)	(1,496)
Non-GAAP operating expenses	$6,108	$6,075	$5,567	$17,717	$17,452

LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands, except percentages)

	Three Months Ended March 31,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%

Embedded device enablement	$6,321	52.0%	$6,267	51.6%	$54	0.9%
External device enablement	2,805	23.0%	3,201	26.4%	(396)	(12.4%	)
Device management	3,038	25.0%	2,666	22.0%	372	14.0%
Net revenue	$12,164	100.0%	$12,134	100.0%	$30	0.2%

	Nine Months Ended March 31,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%

Embedded enablement	$17,655	49.7%	$16,738	49.6%	$917	5.5%
External enablement	9,560	26.9%	9,836	29.1%	(276)	(2.8%	)
Device management	8,313	23.4%	7,196	21.3%	1,117	15.5%
Net revenue	$35,528	100.0%	$33,770	100.0%	$1,758	5.2%

	Three Months Ended March 31,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%

Americas	$6,501	53.4%	$6,391	52.7%	$110	1.7%
EMEA	3,606	29.6%	3,945	32.5%	(339)	(8.6%	)
Asia Pacific	2,057	17.0%	1,798	14.8%	259	14.4%
Net revenue	$12,164	100.0%	$12,134	100.0%	$30	0.2%

	Nine Months Ended March 31,
		% of Net		% of Net	Change
	2013	Revenue	2012	Revenue	$	%
Americas	$19,309	54.3%	$17,915	53.1%	$1,394	7.8%
EMEA	10,258	28.9%	10,393	30.8%	(135)	(1.3%	)
Asia Pacific	5,961	16.8%	5,462	16.1%	499	9.1%
Net revenue	$35,528	100.0%	$33,770	100.0%	$1,758	5.2%